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                                                                   EXHIBIT 10.22
                            FIRST AMENDMENT TO LEASE
                            ------------------------

     THIS FIRST AMENDMENT TO LEASE is made as of the 15th day of September, 1995, by and between HMS OFFICE, LIMITED PARTNERSHIP ("Landlord"), and TANNING TECHNOLOGY CORPORATION, a Colorado corporation ("Tenant").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, HD DELAWARE PROPERTIES, INC., a Delaware corporation, as landlord, and TANNING TECHNOLOGY CORPORATION, a Colorado corporation, as tenant, entered into that certain Lease Agreement dated January 31, 1995 (the "Lease") for premises in the office building located at 4600 South Ulster Street, Denver, Colorado 80237 (the "Building"); and

     WHEREAS, Landlord has succeeded to all right, title and interest of the most recent owner of the Building (being HD Delaware Properties, Inc.); and

     WHEREAS, the parties hereto now desire to amend the Lease, as set forth herein but not otherwise.

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Defined Terms
         -------------

          For purposes of this First Amendment to Lease, capitalized terms and other defined items used herein but not defined herein shall have the meanings
ascribed to them in the Lease.   In the event any of the terms of the Lease
conflict with the terms of this First Amendment, the terms of this First Amendment shall control.

     2.  Increase in Lease Premises
         --------------------------

          Commencing on the Effective Date (as hereinafter defined) the Lease Premises shall be increased from 3,928 rentable square feet to 6,048 rentable square feet located on the third floor of the Building, as shown on Exhibit B attached hereto and bearing the Effective Date. The Termination Date of the Lease as it applies to the added 2,120 square feet shall be the same as that with respect to the original 3,928 square feet.
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     3.  Tenant's Proportionate Share
         ----------------------------

          Subject to adjustments in accordance with Section l.C.(12) of the Lease, commencing on the Effective Date, Tenant's proportionate Share shall be increased to 2.293 percent.

     4.  Base Rent
         ---------

          Commencing on the Effective Date, Base Rent shall be (i) for the added 2,120 square feet $32,860.00 per annum (based on $15.50 per square foot of rentable area) payable in equal monthly installments of $2,738.33 from the Effective Date through May 31, 1999; and (ii) shall continue for the original 3,928 square feet to be $79,542.00 per annum (based on $20.25 per square foot of rentable area per annum) payable in equal monthly installments of $6,628.50. From June 1, 1999 through April 9, 2000, the Base Rent for (i) the added 2,120 square feet of rentable area shall be $42,400.00 per annum (based on $20.00 per square foot of rentable area), payable in equal monthly installments of $3,533.33; and (ii) shall continue for the original 3,928 square feet to be $79,542.00 per annum (based on $20.25 per square foot of rentable area per annum) payable in equal monthly installments of $6,628.50. All of the foregoing rent shall be calculated and paid in accordance with the terms of the Lease as herein amended.

     5.  Brokerage Commissions
         ---------------------

          Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this First Amendment as a result of its own dealings with such broker or leasing agent, other than Tenant's agent Andrew J. Clark, to whom Landlord shall pay $2,120.00 upon Landlord's execution of this First Amendment, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost, and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

     6.  As-is Condition
         ---------------

          (a) Except as set forth below in subparagraph (b) of this paragraph 6, Tenant shall accept said 2,120 square feet in their as-is condition on the Effective Date, and Tenant is not entitled to any allowance or credit for improvements thereof or thereto.

          (b) Tenant shall promptly, and at Tenant's sole cost, cause to be constructed a demising wall to separate said 2,120 square feet from the premises heretofore leased to The Feld Company. The demising wall shall be designed by an architect and constructed by a general contractor, in compliance with the provisions of the Lease, and both of whom have been theretofore approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall pay for all of the foregoing

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costs promptly as due and shall not permit any mechanics' liens to be filed therefor. From and after the Effective Date, Tenant shall be responsible for assuring that unauthorized persons shall not have access from the leased premises to the remaining premises leased to The Feld Company.

     7.  Additional Parking
         ------------------

          Commencing on the Effective Date, in addition to the parking spaces to which Tenant is entitled under the Lease, Tenant shall have the following parking spaces and shall pay the amounts applicable thereto: (i) one additional assigned parking space in the garage for which Tenant shall pay $36.75 per month through 1995 and which charge shall increase on the first day of 1996 and each Calendar Year thereafter by 5% of the charge for the preceding Calendar Year; and (ii) two unassigned parking spaces in the garage and three on the surface lot at no charge. Except as set forth above, such additional parking spaces shall be given and taken on the terms of Exhibit E to the Lease.

     8.  Effect on Option to Extend
         --------------------------

          Any exercise by Tenant of its Option to Extend granted by Rider No. 2 to the Lease shall include the aforesaid 2,120 rentable square feet. The rent for the entire 6,048 square feet shall be calculated as one unit in the same manner as provided in Rider No. 2, and the other provisions of Rider No. 2 shall be applicable to the 6,048 square feet as one unit.

     9.  Full Force and Effect
         ---------------------

          Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect throughout the duration of the Term. The Lease, as amended herein, constitutes the entire Agreement between the parties hereto and no further modification of the Lease, as amended herein, shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

     10.  Effective Date
          --------------
          The Effective Date shall be September 15, 1995.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

                              LANDLORD:

                              HMS OFFICE, LIMITED PARTNERSHIP

                              By:  Hines Office Company, L.L.C.
                                   Its General Partner


                                    By: /s/ Tom Owens
                                        --------------------------------
                                        Manager

                              TENANT:

                              TANNING TECHNOLOGY CORPORATION
                              a Colorado Corporation

                                    By: /s/ Larry G. Tanning
                                        --------------------------------

                                    Its: President
                                         --------------------------------



                                   EXHIBIT B
                             [Diagram of floorplan]



Space Increase of 2,120 Square Feet of Net Rentable Area

Total Revised Square Footage: 6,048 Square Feet of Net Rentable Area